Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Ben Gong	408-523-2175
		Rae Covington	408-523-2161

INTUITIVE SURGICAL ANNOUNCES SHARE REPURCHASE PROGRAM

SUNNYVALE, Calif., March 4, 2009 — Intuitive Surgical, Inc. (NASDAQ:ISRG), the industry leader in surgical robotics, today announced that its board of directors has authorized the repurchase of up to $300 million of the Company’s outstanding common stock. In connection with this stock repurchase authorization, the Company entered into a collared accelerated share repurchase program (the “ASR Program”) with Goldman, Sachs & Co. (“Goldman”) pursuant to which Intuitive will repurchase $150 million of its common stock from Goldman. A majority of the shares purchased under the ASR Program will be received and retired within 2 weeks. The remaining shares, if any, under the program will be received and retired by June, although they could be received earlier if the ASR Program is ended earlier.

Additional purchases by the Company under the remaining authorization, or $150 million may be made from time to time in open market purchases, privately negotiated transactions, accelerated stock repurchase programs, issuer self-tender offers or otherwise, as determined by the Company’s management. The Company expects to fund the $300 million program through cash and investments. As of December 31, 2008 the Company had approximately $902 million of cash, cash equivalents and investments.

About Intuitive’s Products:

The da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite®

3-D, high definition vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

Intuitive®, da Vinci®, da Vinci® S™, InSite®, and EndoWrist® are trademarks or registered trademarks of Intuitive Surgical, Inc.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements The statements in this press release that could be deemed forward-looking statements include statements regarding the repurchase by the Company of $300 million of its common stock (including the $150 million repurchase of common stock from Goldman), the expected completion dates of the repurchases, our source of funds for the repurchases, and our plans with respect to the repurchased shares. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: the market prices of the Company’s common stock during the term and after the completion of the ASR Program; the ability of Goldman to buy or borrow shares of the Company’s common stock; the uncertainty regarding the Company’s ability to complete the share repurchases within the proposed timing or at all; the uncertainty regarding the amount and timing of future share repurchases by the Company and the origin of funds used for such repurchases; the impact of the global economic recession and tightening credit market, as well as the risk of bank failures, insolvency or illiquidity of other financial institutions and other adverse conditions in financial markets that could cause a loss of our cash, cash equivalents and investments; the terms and conditions of the Master Confirmation and Supplemental Confirmation with Goldman, Sachs & Co. and the other factors detailed from time to time under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2008, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements concerning forecasts, revenue growth, procedure growth, future financial results, and statements using words such as “will”, “may”, “estimate”, “project”, “plan”, “intend”, “expect”, “anticipate”, “believe” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.